EXHIBIT 10(j)
                  MODINE MANUFACTURING COMPANY
                    1985 INCENTIVE STOCK PLAN

                   (as amended July 19, 1989)
                   (as amended July 18, 1990)
                  (as amended January 15, 1997)

     1. PURPOSE. The Modine Manufacturing Company 1985 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Modine Manufacturing Company (the "Company") and its majority owned subsidiaries, by providing them with opportunities to acquire Common Stock of the Company ("Common Stock") or monetary payments based on the value of such shares pursuant to the Benefits described herein.

     2. ADMINISTRATION. The Board of Directors of the Company shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Benefits issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. Any or all powers and discretion vested in the Board under this Plan (except the power to amend or terminate the Plan) may be exercised by a committee of at least two directors (the "Committee") authorized by the Board to do so. Composition of the Committee is intended to satisfy the requirements of Rule 16 b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. PARTICIPANTS. Participants will consist of such key employees (including officers) of the Company or any or all of its present or future majority owned subsidiaries as the Board of Directors in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Board of Directors may designate from time to time to receive Benefits under the Plan. Benefits may be granted under this Plan to persons who have received options or other Benefits under this or other plans of the Company.

     4. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Purchase Agreements; (b) Stock Awards or Bonuses; (c) Stock Options (incentive stock options and non-qualified stock options with or without tax offset bonuses and discounted stock options); (d) Stock Appreciation Rights; (e) Restricted Stock; (f) Performance Unit Plans; (g) Performance Share Plans; and (h) Book Value Stock Plans; all as generally described hereinafter and all subject to such features currently utilized in connection with such Benefits or as developed hereafter which comply with appropriate Internal Revenue Service, Securities and Exchange Commission, or other regulations, and such other terms and conditions all as the Board of Directors may deem appropriate.

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     5. SHARES RESERVED UNDER THE PLAN.  There is hereby reserved for issuance under the Plan an aggregate of 2,250,000 shares of Common Stock (except as supplemented hereinafter provided in Paragraph 15), $0.625 par value, which may be authorized but heretofore unissued shares or shares reacquired by the Company, including shares purchased on the open market. Any shares subject to the options, rights, agreements, plans, or awards as described hereinafter or issued under such options, rights, agreements, plans or awards may thereafter be subject to new options, rights, agreements, plans or awards under this Plan if there is a lapse, expiration or termination of any such options, rights, agreements, plans or awards prior to issuance of the shares or payment of the equivalent or if shares are issued under such options, rights, agreements, plans or awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     6. STOCK PURCHASE AGREEMENTS. Stock Purchase Agreements will consist of agreements for the present or future sale of Common Stock by the Company to a participant at such prices and on such terms and conditions as the Board of Directors deems appropriate.

     7. STOCK AWARDS. Stock Awards will consist of shares of Common Stock transferred to participants without other payment therefor as a bonus for service rendered to the Company and its majority owned subsidiaries.

     8. STOCK OPTIONS. Stock Options will consist of options to purchase shares of Common Stock at purchase prices determined by the Committee at the date such option is granted. Except regarding Incentive Stock Options, such option price may be less than the fair market value of Modine Common Stock on the date of grant, but in no event shall the option price be less than the par value of the shares. Such options will be exercisable not later than ten years after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death.

     9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights, granted in conjunction with a stock option, will consist of rights to receive an amount equal to the appreciation in fair market value since the date of grant in lieu of exercising the corresponding stock option.

    10. RESTRICTED STOCK. Restricted Stock will consist of shares of Common Stock which are transferred to the employee but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination, and may be subject to a substantial risk of forfeiture. Shares of Restricted Stock may be granted to the employee at no charge, or they may be sold to him. Restrictions on the shares of stock may lapse over a period of time. As the restrictions lapse, the employee has unrestricted shares which
he  may  sell or transfer.   If, however, the restrictions are
violated prior to their lapse, those shares still subject to such restrictions are forfeited by the employee, and must be returned to the Company.

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    11. PERFORMANCE UNIT PLANS.  A Performance Unit Plan will
provide for units, contingently granted, which entitle the employee to cash payments or their equivalent in shares of stock valued at the time of the grant (i.e., the unit value remains constant and does not fluctuate with changes in the market value of the stock), if predetermined objectives are met.

    12. PERFORMANCE SHARE PLANS. A Performance Share Plan will provide for artificial shares, contingently granted, which entitle the employee to actual shares of Common Stock or their cash equivalent at the time of payment (i.e., the unit value may appreciate or decline depending on future market value of the stock), if predetermined objectives are achieved.

    13. BOOK VALUE STOCK PLANS. A Book Value Stock Plan will permit the employee to purchase shares of Common Stock at book value. Such "book value" stock may be required to be resold to the Company upon termination of the employment relationship, or at other specified times at the then-book value of the stock.

    14. FORM OF PAYMENT. Payments required, if any, upon a participant's exercise of Benefits under the Plan may be made in the form of: (a) cash; (b) Company stock; (c) a combination of Company stock and cash; or (d) such other forms or means which the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and applicable law.

    15. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences. If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Benefits granted to, or available for, present or future participants of this Plan, but in no event shall the total number of shares reserved for issuance under this Plan be increased by more than an additional, 20% by reason of this provision.

    16. NONTRANSFERABILITY. Each Benefit granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of
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the death of a participant during employment or prior to the termination of any Benefit held by him hereunder, each Benefit theretofore granted to him shall be exercisable or payable to the extent provided therein but not later than one year after his death (and not beyond the stated duration of the Benefit). Any such exercise or payment shall be made only:

   (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

   (b) To the extent, if any, that the deceased participant was entitled at the date of his death.

    17. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Board of Directors determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under such Benefits, provisions to assist the participant in financing the acquisition of Common Stock, provisions for prepayment at the participant's election of the purchase price of Common Stock under such Benefits, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under such Benefits, provisions giving the Company the right to repurchase shares acquired under any form of Benefits in the event the participant elects to dispose of such shares, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

    18. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

    19. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company,
(i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price,
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if any, of shares of Common stock which may be made subject to
Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the Plan.

    20. SHAREHOLDER APPROVAL. The Plan has been adopted by the Board of Directors on January 16, 1985, subject to approval by the shareholders of the Company. Such adoption shall be null and void if shareholder approval is not obtained within twelve months of the adoption of the Plan by the Board of Directors.

    21. SECTION 16 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, to the extent a participant (who is also a Reporting Person under Rule 16b-3 or its successors) engages in an opposite-way transaction within six months that jeopardizes the exemption, it shall be deemed null and void.


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